RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-163632

Final Pricing Supplement Dated January 26, 2011 to the Product Prospectus Supplement DIN-1 Dated January 11, 2011, Prospectus Dated January 11, 2010, and Prospectus Supplement Dated January 11, 2010	$5,629,000 Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012 Royal Bank of Canada

Royal Bank of Canada is offering the Direct Investment Notes (the “Notes”) linked to the performance of an equally weighted Basket consisting of equity securities of the following 16 publicly traded companies (the “Underlying Stocks”): Air Products and Chemicals, Inc., Badger Meter, Inc., Calgon Carbon Corporation, Church & Dwight Co., Inc., Deere & Company, Ecolab Inc., Federal Signal Corporation, Gardner Denver, Inc., Insituform Technologies, Inc., Itron, Inc., Kubota Corporation, Layne Christensen Company, Lindsay Corporation, ProLogis, Companhia de Saneamento Básico do Estado de São Paulo–SABESP and Whirlpool Corporation.

The CUSIP number for the Notes is 78008KXL2. The Notes do not pay interest. At maturity, investors will receive a cash payment based on the percentage increase or decrease in the market prices between the Pricing Date and the Valuation Date of, and the dividend yield on, the Underlying Stocks, as described in more detail below. Investors could lose some or a substantial portion of the principal amount of their Notes if there has been a decrease in the price of one or more Underlying Stocks. Any payments on the Notes are subject to our credit risk.

Issue Date: January 31, 2011

Maturity Date: February 29, 2012

The Notes will not be listed on any U.S. securities exchange.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 11, 2010, and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated January 11, 2011.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to public	100.00%	$5,629,000.00
Underwriting discounts and commissions	2.25%	$126,652.50
Proceeds to Royal Bank of Canada	97.75%	$5,502,347.50

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes. As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issue Date.

RBC Capital Markets, LLC, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $22.50 per $1,000 in principal amount of the Notes. The price of the Notes also included a profit of $7.50 per $1,000 in principal amount of the Notes earned by Royal Bank of Canada in hedging its exposure under the Notes. The total of the commission received by RBCCM and the hedging profits of Royal Bank of Canada was $30.00 per $1,000 in principal amount of the Notes.

We may use this pricing supplement in the initial sale of the Notes.  In addition, RBC Capital Markets, LLC or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Global Medium-Term Notes, Series D

Underwriter:	RBC Capital Markets, LLC

Reference Asset:
The Notes are linked to the value of an equally-weighted basket (the “Basket”) of equity securities of 16 publicly traded companies (each, an “Underlying Stock,” collectively, the “Underlying Stocks”). The 16 equity securities will be weighted in accordance with the Component Weights specified below:

	Underlying Stock	Bloomberg Ticker	Component Weight	Initial Stock Price ($)

	Air Products and Chemicals, Inc.	APD	6.25%	86.92

	Badger Meter, Inc.	BMI	6.25%	41.88

	Calgon Carbon Corporation	CCC	6.25%	14.70

	Church & Dwight Co., Inc.	CHD	6.25%	70.83

	Deere & Company	DE	6.25%	90.99

	Ecolab Inc.	ECL	6.25%	50.45

	Federal Signal Corporation	FSS	6.25%	7.44

	Gardner Denver, Inc.	GDI	6.25%	72.66

	Insituform Technologies, Inc.	INSU	6.25%	28.17

	Itron, Inc.	ITRI	6.25%	59.36

	Kubota Corporation (ADR)	KUB	6.25%	51.61

	Layne Christensen Company	LAYN	6.25%	33.08

	Lindsay Corporation	LNN	6.25%	64.79

	ProLogis	PLD	6.25%	14.70

	Companhia de Saneamento Básico do Estado de São Paulo–SABESP (ADR)	SBS	6.25%	50.15

	Whirlpool Corporation	WHR	6.25%	88.76

Currency:	U.S. Dollars

Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof

Pricing Date:	January 26, 2011

Issue Date:	January 31, 2011

CUSIP:	78008KXL2

Valuation Date:
February 24, 2012, subject to postponement for up to ten trading days if a market disruption event occurs or is continuing with respect to an Underlying Stock as described in “General Terms of the Notes—Market Disruption Events” in the product prospectus supplement dated January 11, 2011.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Interest Rate (coupon):	No interest payments will be made during the term of the Notes.

Payment at Maturity (if held to maturity):
At maturity, you will receive a cash payment equal to the product of (a) the principal amount of your Notes, (b) the Participation Rate and (c) (1 + Percentage Change + Basket Dividend Yield).

An investor could lose some or a substantial portion of the principal amount of their notes if there has been a decrease in the price of one or more Underlying Stocks.

Percentage Change:
The Percentage Change will equal (i) the sum of (a) the Final Stock Price minus the Initial Stock Price, divided by (b) the Initial Stock Price, for each Underlying Stock (each, an “Underlying Stock Return”), divided by (ii) the number of Underlying Stocks in the Basket.

Basket Dividend Yield:	The Basket Divided Yield will equal the sum of the Dividend Yields for each of the Underlying Stocks, divided by the number of Underlying Stocks in the Basket.

Dividend Yield:
The Dividend Yield for each Underlying Stock will be 100% of the gross cash dividends per share of that Underlying Stock declared by the applicable issuer to holders of record of a share of that Underlying Stock where the date that the shares of that Underlying Stock have commenced trading ex-dividend on the relevant exchange occurs during the period from and excluding the Pricing Date to and including the Valuation Date. The Dividend Yield will be expressed as a percentage of the Initial Stock Price for that Underlying Stock.

Participation Rate:	97%. Because the Participation Rate is less than 100%, you will not participate in the full increase (if any) in the value of, and dividends paid on, the Underlying Stocks.

Initial Stock Price:	For each Underlying Stock, the closing price per share of that Underlying Stock on the Pricing Date.

Final Stock Price:	For each Underlying Stock, the closing price per share of that Underlying Stock on the Valuation Date.

Maturity Date:	February 29, 2012, subject to postponement for market and other disruptions, as described in the product prospectus supplement dated January 11, 2011.

Term:	Approximately thirteen (13) months.

Principal at Risk:	The Notes are NOT principal protected. You may lose a substantial portion of your principal amount at maturity if there has been a decrease in the price of one or more Underlying Stocks.

Calculation Agent:	RBC Capital Markets, LLC

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

U.S. Tax Treatment:
By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes. However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence. Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 11, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date. The amount that you may receive upon sale of your Notes prior to maturity may be less than the principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.

No Non-US Distribution:
The Notes are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and the Underwriter will not make offers of the Notes to any such investor.

Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 11, 2010).

Terms Incorporated in the Master Note:
All of the pricing appearing above the item captioned “Secondary Market” on pages P-2, P-3 and P-4 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement dated January 11, 2011, as modified by this pricing supplement.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated January 11, 2011, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 11, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

Product Prospectus Supplement DIN-1 dated January 11, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000112/c111110424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

HYPOTHETICAL RETURNS

The examples set out below are included for illustration purposes only. The hypothetical Final Stock Prices, hypothetical Dividend Yields, hypothetical Percentage Changes and hypothetical Basket Dividend Yields used to illustrate the calculation of the Payment at Maturity are not estimates or forecasts of the Final Stock Price or the Dividend Yield of any Underlying Stock on the Valuation Date or on any trading day prior to the Maturity Date. Each example assumes that a holder purchased Notes with an aggregate principal amount of $1,000, the Participation Rate of 97% and that no market disruption event occurs on the Valuation Date.

Example 1—	Calculation of the Payment at Maturity where the Percentage Change is greater than 0% (indicating that the value of the Basket has increased).
	Underlying Stock	Initial Stock Price	Final Stock Price	Underlying Stock Return	Dividend Yield
	Air Products and Chemicals, Inc.	$86.92	$82.69	-4.87%	2.87%
	Badger Meter, Inc.	$41.88	$46.37	10.72%	1.09%
	Calgon Carbon Corporation	$14.70	$13.70	-6.80%	0.00%
	Church & Dwight Co., Inc.	$70.83	$72.92	2.95%	6.90%
	Deere & Company	$90.99	$95.07	4.48%	8.06%
	Ecolab Inc.	$50.45	$58.28	15.52%	4.77%
	Federal Signal Corporation	$7.44	$7.15	-3.90%	15.35%
	Gardner Denver, Inc.	$72.66	$77.61	6.81%	3.21%
	Insituform Technologies, Inc.	$28.17	$29.59	5.04%	7.48%
	Itron, Inc.	$59.36	$70.11	18.11%	9.45%
	Kubota Corporation (ADR)	$51.61	$52.73	2.17%	11.00%
	Layne Christensen Company	$33.08	$35.82	8.28%	5.62%
	Lindsay Corporation	$64.79	$64.45	-0.52%	0.00%
	ProLogis	$14.70	$14.28	-2.86%	10.04%
	Companhia de Saneamento Básico do Estado de São Paulo–SABESP (ADR)	$50.15	$60.76	21.16%	11.20%
	Whirlpool Corporation	$88.76	$95.64	7.75%	3.93%
	Percentage Change:	5.25%
	Basket Dividend Yield:	6.31%
	Payment at Maturity:	$1,000 x 97% x (1 + 5.25% + 6.31%) = $1,082.13
	On a $1,000 investment, a 5.25% Percentage Change and a 6.31% Basket Dividend Yield results in a Payment at Maturity of $1,082.13, an 8.213% return on the Notes.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Example 2—
Calculation of the Payment at Maturity where the Percentage Change is less than 0% (indicating that the value of the Basket has decreased), but the Basket Dividend Yield is sufficiently high to cause a positive return on the Notes.

	Underlying Stock	Initial Stock Price	Final Stock Price	Underlying Stock Return	Dividend Yield
	Air Products and Chemicals, Inc.	$86.92	$83.09	-4.41%	2.87%
	Badger Meter, Inc.	$41.88	$43.53	3.94%	1.09%
	Calgon Carbon Corporation	$14.70	$13.65	-7.14%	0.00%
	Church & Dwight Co., Inc.	$70.83	$73.92	4.36%	6.90%
	Deere & Company	$90.99	$76.14	-16.32%	8.06%
	Ecolab Inc.	$50.45	$51.48	2.04%	4.77%
	Federal Signal Corporation	$7.44	$6.95	-6.59%	15.35%
	Gardner Denver, Inc.	$72.66	$77.61	6.81%	3.21%
	Insituform Technologies, Inc.	$28.17	$29.29	3.98%	7.48%
	Itron, Inc.	$59.36	$65.04	9.57%	9.45%
	Kubota Corporation (ADR)	$51.61	$35.76	-30.71%	11.00%
	Layne Christensen Company	$33.08	$35.82	8.28%	5.62%
	Lindsay Corporation	$64.79	$57.25	-11.64%	0.00%
	ProLogis	$14.70	$14.28	-2.86%	10.04%
	Companhia de Saneamento Básico do Estado de São Paulo–SABESP (ADR)	$50.15	$57.17	14.00%	11.20%
	Whirlpool Corporation	$88.76	$70.99	-20.02%	3.93%
	Percentage Change:	-2.92%
	Basket Dividend Yield:	6.31%
	Payment at Maturity:	$1,000 x 97% x (1 - 2.92% + 6.31%) = $1,002.88
	On a $1,000 investment, a -2.92% Percentage Change and a 6.31% Basket Dividend Yield results in a Payment at Maturity of $1,002.88, a 0.288% return on the Notes.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Example 3—
Calculation of the Payment at Maturity where the Percentage Change is less than 0% (indicating that the value of the Basket has decreased), and the Basket Dividend Yield is not sufficient to cause a positive return on the Notes.

	Underlying Stock	Initial Stock Price	Final Stock Price	Underlying Stock Return	Dividend Yield
	Air Products and Chemicals, Inc.	$86.92	$82.19	-5.44%	2.87%
	Badger Meter, Inc.	$41.88	$33.53	-19.94%	1.09%
	Calgon Carbon Corporation	$14.70	$12.85	-12.59%	0.00%
	Church & Dwight Co., Inc.	$70.83	$70.92	0.13%	6.90%
	Deere & Company	$90.99	$76.14	-16.32%	8.06%
	Ecolab Inc.	$50.45	$49.00	-2.87%	4.77%
	Federal Signal Corporation	$7.44	$6.50	-12.63%	15.35%
	Gardner Denver, Inc.	$72.66	$59.67	-17.88%	3.21%
	Insituform Technologies, Inc.	$28.17	$27.29	-3.12%	7.48%
	Itron, Inc.	$59.36	$62.54	5.36%	9.45%
	Kubota Corporation (ADR)	$51.61	$30.76	-40.40%	11.00%
	Layne Christensen Company	$33.08	$34.82	5.26%	5.62%
	Lindsay Corporation	$64.79	$55.35	-14.57%	0.00%
	ProLogis	$14.70	$14.08	-4.22%	10.04%
	Companhia de Saneamento Básico do Estado de São Paulo–SABESP (ADR)	$50.15	$58.17	15.99%	11.20%
	Whirlpool Corporation	$88.76	$63.49	-28.47%	3.93%
	Percentage Change:	-9.48%
	Basket Dividend Yield:	6.31%
	Payment at Maturity:	$1,000 x 97% x (1 - 9.48% + 6.31%) = $939.25
	On a $1,000 investment, a -9.48% Percentage Change and a 6.31% Basket Dividend Yield results in a Payment at Maturity of $939.25, a -6.075% return on the Notes.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

INFORMATION REGARDING THE ISSUERS OF THE UNDERLYING STOCKS

The issuer of each Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information required by the Securities and Exchange Commission (“SEC”). This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the issuers of the Underlying Stocks with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the Underlying Stock issuers under the Exchange Act can be located by referencing their SEC file numbers. In addition, information about the Underlying Stock issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

The following information regarding each issuer of the Underlying Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by any issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

Air Products and Chemicals, Inc.

Air Products and Chemicals, Inc. produces industrial gas and related industrial process equipment. The company also produces and markets polymer chemicals, performance chemicals, and chemical intermediates. The company recovers and distributes oxygen, nitrogen, argon, hydrogen, carbon monoxide, carbon dioxide, synthesis gas, and helium, as well as medical and specialty gases.

Badger Meter, Inc.

Badger Meter, Inc. manufactures and markets flow measurement and control products. The company’s products are used to measure and control the flow of liquids and gases in a variety of applications. The company’s products include water meters and associated systems, wastewater meters, industrial process meters, automotive fluid meters, small valves, and natural gas instruments.

Calgon Carbon Corporation

Calgon Carbon Corporation manufactures and markets products and services employed for separation, concentration, and purification of liquids and gases. The company serves customers around the world in a variety of areas, including drinking water and wastewater treatment, environmental remediation, industrial process applications, chemical manufacturing, refining, and air purification.

Church & Dwight Co., Inc.

Church & Dwight Co., Inc. produces sodium bicarbonate and sodium bicarbonate-based products. The company sells its products, primarily under the Arm & Hammer® trademark, to consumers and to industrial customers and distributors. The company provides products such as baking soda, carpet deodorizer, and laundry detergent, as well as Brillo® soap pads.

Deere & Company

Deere & Company manufactures and distributes a range of agricultural, construction and forestry, and commercial and consumer equipment. The company supplies replacement parts for its own products and for those of other manufacturers. The company also provides product and parts financing services.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Ecolab Inc.

Ecolab Inc. develops and markets products and services for the hospitality, institutional, and industrial markets. The company provides cleaning, sanitizing, pest elimination, and maintenance products, systems, and services. The company provides its services to hotels and restaurants, healthcare and educational facilities, light industry, and other customers located worldwide.

Federal Signal Corporation

Federal Signal Corporation manufactures and supplies safety, signaling, and communications equipment. The company’s equipment includes fire rescue products, street sweeping and vacuum loader vehicles, parking control equipment, custom on-premise signage, carbide cutting tools, precision punches and dies, and plastic injection mold components.

Gardner Denver, Inc.

Gardner Denver Inc. manufactures stationary air compressors and blowers for industrial applications. The company’s products are used in manufacturing, process applications, and materials handling, as well as in power tools and equipment. The company sells its products around the world.

Insituform Technologies, Inc.

Insituform Technologies, Inc. provides cured-in place pipe and other technologies and services for the rehabilitation of pipeline systems. The company’s businesses consist of sewer, drinking water and energy and mining pipeline rehabilitation and protection. The company services customers worldwide.

Itron, Inc.

Itron, Inc. provides solutions for collecting, communicating, and analyzing electric, gas, and water usage data. The company sells its products to the utility industry. The company designs, manufactures, markets, sells, installs, and services hardware, software, and integrated systems for handheld computer-based electronic meter reading and automatic meter reading systems.

Kubota Corporation

Kubota Corporation manufactures industrial machinery, farm machinery, and fluid piping systems. The company’s products include ductile iron pipes, engines, tractors, combine harvesters, reaper binders, rice planters, and excavators. The company also produces forged iron products, housing equipment, and environmental control plants. This Underlying Stock is an ADR, which trades on the New York Stock Exchange.

Layne Christensen Company

Layne Christensen Company provides water well drilling, mineral exploration drilling, geotechnical construction, oil and gas services, and related products and services. The company’s customers include municipalities, industrial, oil, gas, and mining companies, and consulting and engineering firms located in the United States, Canada, Mexico, Australia, Africa, and South America.

Lindsay Corporation

Lindsay Corporation manufactures and markets center pivot and lateral move irrigation equipment, as well as large diameter steel tubing, for use to irrigate agricultural crops. The company also provides outsourced manufacturing and production services to original equipment manufacturers in the United States.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

ProLogis

ProLogis provides distribution facilities and services. The company has distribution facilities owned, managed, and under development in various markets throughout North America, Europe, and Asia. The company leases industrial space to manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs.

Companhia de Saneamento Básico do Estado de São Paulo–SABESP

Companhia de Saneamento Básico do Estado de São Paulo–SABESP collects, treats, and distributes water. The company also engineers and constructs water distribution infrastructure and water treatment systems. The company operates in the Brazilian State of São Paulo. This Underlying Stock is an ADR, which trades on the New York Stock Exchange.

Whirlpool Corporation

Whirlpool Corporation manufactures and markets major home appliances. The company’s principal products include laundry appliances, refrigeration and room air conditioning equipment, cooking appliances, dishwashers, and mixers and other small household appliances. The company’s products are sold worldwide.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Historical Information

The graphs below set forth the recent historical performances of each of the Underlying Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Underlying Stock. The information provided in each table is for the four calendar quarters of 2007, 2008, 2009, 2010 as well as the period from January 1, 2011 through January 26, 2011.

We obtained the information regarding the historical performance, price return and dividend income of the Underlying Stocks in the graphs and tables below from Bloomberg L.P.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg L.P. The historical performance, price return and dividend yield of the Underlying Stocks should not be taken as an indication of their future performance or what the value of the Notes may be, and no assurance can be given as to the price of any Underlying Stock on the Valuation Date or as to the dividend income from any Underlying Stock during the term of the Notes. We cannot give you assurance that the performance of any Underlying Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Air Products and Chemicals, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	78.63	68.58	73.96
3/31/2007	6/29/2007	82.73	73.30	80.37
6/30/2007	9/28/2007	98.51	77.26	97.76
9/29/2007	12/31/2007	104.88	92.05	98.63

1/1/2008	3/31/2008	98.80	80.74	92.00
4/1/2008	6/30/2008	106.06	92.23	98.86
7/1/2008	9/30/2008	100.00	65.09	68.49
10/1/2008	12/31/2008	68.28	41.46	50.27

1/1/2009	3/31/2009	60.19	43.45	56.25
4/1/2009	6/30/2009	69.92	54.73	64.59
7/1/2009	9/30/2009	80.60	60.52	77.58
10/1/2009	12/31/2009	85.42	73.76	81.06

1/1/2010	3/31/2010	83.61	65.05	73.95
4/1/2010	6/30/2010	80.24	64.50	64.81
7/1/2010	9/30/2010	84.43	64.14	82.82
10/1/2010	12/31/2010	91.39	80.90	90.95

1/1/2011	1/26/2011	91.71	86.17	86.92

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Badger Meter, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	31.80	25.06	26.55
3/31/2007	6/29/2007	29.60	23.01	27.59
6/30/2007	9/28/2007	36.70	27.87	32.05
9/29/2007	12/31/2007	46.35	31.95	44.95

1/1/2008	3/31/2008	47.36	34.75	43.20
4/1/2008	6/30/2008	54.95	41.50	50.53
7/1/2008	9/30/2008	62.56	42.62	46.95
10/1/2008	12/31/2008	46.70	18.37	29.02

1/1/2009	3/31/2009	33.88	22.52	28.89
4/1/2009	6/30/2009	44.90	27.96	41.00
7/1/2009	9/30/2009	43.52	34.13	38.69
10/1/2009	12/31/2009	41.06	34.95	39.82

1/1/2010	3/31/2010	42.45	32.60	38.51
4/1/2010	6/30/2010	44.71	37.21	38.69
7/1/2010	9/30/2010	42.59	36.57	40.48
10/1/2010	12/31/2010	45.49	39.61	44.22

1/1/2011	1/26/2011	45.47	39.79	41.88

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Calgon Carbon Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	9.52	5.43	8.31
3/31/2007	6/29/2007	12.20	7.37	11.60
6/30/2007	9/28/2007	14.74	10.30	13.96
9/29/2007	12/31/2007	16.95	11.65	15.89

1/1/2008	3/31/2008	18.92	13.19	15.05
4/1/2008	6/30/2008	20.23	12.63	15.46
7/1/2008	9/30/2008	22.50	14.04	20.36
10/1/2008	12/31/2008	20.44	9.11	15.36

1/1/2009	3/31/2009	16.79	12.00	14.17
4/1/2009	6/30/2009	19.31	11.15	13.89
7/1/2009	9/30/2009	16.77	10.94	14.83
10/1/2009	12/31/2009	16.68	13.05	13.90

1/1/2010	3/31/2010	17.58	12.24	17.12
4/1/2010	6/30/2010	18.35	13.07	13.24
7/1/2010	9/30/2010	14.64	11.80	14.50
10/1/2010	12/31/2010	16.14	13.93	15.12

1/1/2011	1/26/2011	15.41	13.41	14.70

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Church & Dwight Co., Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	50.35	42.85	50.35
3/31/2007	6/29/2007	52.93	48.14	48.46
6/30/2007	9/28/2007	50.85	42.36	47.04
9/29/2007	12/31/2007	57.19	45.80	54.07

1/1/2008	3/31/2008	56.67	50.12	54.24
4/1/2008	6/30/2008	58.43	53.40	56.35
7/1/2008	9/30/2008	65.44	48.72	62.09
10/1/2008	12/31/2008	64.00	47.59	56.12

1/1/2009	3/31/2009	56.15	45.41	52.23
4/1/2009	6/30/2009	58.50	49.27	54.31
7/1/2009	9/30/2009	61.14	52.58	56.74
10/1/2009	12/31/2009	62.41	54.55	60.45

1/1/2010	3/31/2010	69.34	59.10	66.95
4/1/2010	6/30/2010	69.95	62.61	62.71
7/1/2010	9/30/2010	67.84	59.63	64.94
10/1/2010	12/31/2010	71.00	64.00	69.02

1/1/2011	1/26/2011	72.45	68.45	70.83

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Deere & Company

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	58.24	45.12	54.32
3/31/2007	6/29/2007	62.82	51.59	60.37
6/30/2007	9/28/2007	74.95	56.96	74.21
9/29/2007	12/31/2007	93.72	70.18	93.12

1/1/2008	3/31/2008	94.71	71.65	80.44
4/1/2008	6/30/2008	94.88	70.18	72.13
7/1/2008	9/30/2008	73.84	46.18	49.50
10/1/2008	12/31/2008	49.00	28.55	38.32

1/1/2009	3/31/2009	46.73	24.52	32.87
4/1/2009	6/30/2009	47.98	31.88	39.95
7/1/2009	9/30/2009	47.03	34.91	42.92
10/1/2009	12/31/2009	56.87	40.29	54.09

1/1/2010	3/31/2010	62.08	48.34	59.46
4/1/2010	6/30/2010	63.67	52.77	55.68
7/1/2010	9/30/2010	73.70	53.69	69.78
10/1/2010	12/31/2010	84.85	67.67	83.05

1/1/2011	1/26/2011	91.63	81.80	90.99

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Ecolab Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	45.21	39.00	43.00
3/31/2007	6/29/2007	44.77	41.12	42.70
6/30/2007	9/28/2007	47.59	39.01	47.20
9/29/2007	12/31/2007	52.70	44.88	51.21

1/1/2008	3/31/2008	52.33	42.54	43.43
4/1/2008	6/30/2008	48.18	42.89	42.99
7/1/2008	9/30/2008	52.00	42.00	48.52
10/1/2008	12/31/2008	49.99	29.58	35.15

1/1/2009	3/31/2009	36.78	29.27	34.73
4/1/2009	6/30/2009	40.00	34.19	38.99
7/1/2009	9/30/2009	47.88	36.89	46.23
10/1/2009	12/31/2009	46.88	43.39	44.58

1/1/2010	3/31/2010	47.37	40.68	43.95
4/1/2010	6/30/2010	49.70	44.10	44.91
7/1/2010	9/30/2010	51.23	44.66	50.74
10/1/2010	12/31/2010	52.43	46.64	50.42

1/1/2011	1/26/2011	50.74	48.49	50.45

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Federal Signal Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	16.90	14.31	15.52
3/31/2007	6/29/2007	16.78	15.19	15.86
6/30/2007	9/28/2007	16.48	12.71	15.36
9/29/2007	12/31/2007	16.30	10.82	11.22

1/1/2008	3/31/2008	14.37	9.10	13.96
4/1/2008	6/30/2008	14.70	11.54	12.00
7/1/2008	9/30/2008	16.97	10.91	13.70
10/1/2008	12/31/2008	13.43	5.10	8.21

1/1/2009	3/31/2009	9.28	3.73	5.27
4/1/2009	6/30/2009	9.17	4.93	7.65
7/1/2009	9/30/2009	9.30	6.77	7.19
10/1/2009	12/31/2009	7.55	5.44	6.02

1/1/2010	3/31/2010	9.49	6.02	9.01
4/1/2010	6/30/2010	10.28	5.76	6.04
7/1/2010	9/30/2010	6.95	4.92	5.39
10/1/2010	12/31/2010	7.16	5.23	6.86

1/1/2011	1/26/2011	7.79	6.77	7.44

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Gardner Denver, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	39.87	31.01	34.85
3/31/2007	6/29/2007	43.94	34.70	42.55
6/30/2007	9/28/2007	46.09	34.26	39.00
9/29/2007	12/31/2007	41.10	30.39	33.00

1/1/2008	3/31/2008	39.10	27.50	37.10
4/1/2008	6/30/2008	57.87	37.13	56.80
7/1/2008	9/30/2008	56.99	30.59	34.72
10/1/2008	12/31/2008	35.62	17.70	23.34

1/1/2009	3/31/2009	25.90	17.24	21.74
4/1/2009	6/30/2009	30.47	21.22	25.17
7/1/2009	9/30/2009	36.22	22.18	34.88
10/1/2009	12/31/2009	43.82	31.64	42.55

1/1/2010	3/31/2010	46.14	37.04	44.04
4/1/2010	6/30/2010	53.66	42.37	44.59
7/1/2010	9/30/2010	54.55	43.41	53.68
10/1/2010	12/31/2010	71.22	52.18	68.82

1/1/2011	1/26/2011	73.61	68.04	72.66

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Insituform Technologies, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	29.81	18.90	20.79
3/31/2007	6/29/2007	23.00	18.64	21.81
6/30/2007	9/28/2007	22.95	14.73	15.23
9/29/2007	12/31/2007	16.94	12.04	14.80

1/1/2008	3/31/2008	15.46	11.01	13.83
4/1/2008	6/30/2008	19.14	14.13	15.23
7/1/2008	9/30/2008	18.56	13.66	14.96
10/1/2008	12/31/2008	20.78	9.26	19.69

1/1/2009	3/31/2009	21.24	11.42	15.64
4/1/2009	6/30/2009	17.35	13.03	16.97
7/1/2009	9/30/2009	20.50	15.10	19.14
10/1/2009	12/31/2009	24.19	16.81	22.72

1/1/2010	3/31/2010	28.35	20.00	26.61
4/1/2010	6/30/2010	28.37	19.10	20.48
7/1/2010	9/30/2010	25.51	18.52	24.18
10/1/2010	12/31/2010	28.52	21.06	26.51

1/1/2011	1/26/2011	29.16	26.03	28.17

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Itron, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	68.90	51.15	65.04
3/31/2007	6/29/2007	78.72	64.57	77.94
6/30/2007	9/28/2007	96.07	73.59	93.07
9/29/2007	12/31/2007	112.92	72.85	95.97

1/1/2008	3/31/2008	100.00	70.48	90.23
4/1/2008	6/30/2008	106.25	88.89	98.35
7/1/2008	9/30/2008	105.88	84.71	88.53
10/1/2008	12/31/2008	90.09	34.25	63.74

1/1/2009	3/31/2009	66.66	40.11	47.35
4/1/2009	6/30/2009	62.18	42.77	55.07
7/1/2009	9/30/2009	67.86	50.15	64.14
10/1/2009	12/31/2009	69.49	54.92	67.57

1/1/2010	3/31/2010	75.90	59.12	72.57
4/1/2010	6/30/2010	81.93	61.60	61.82
7/1/2010	9/30/2010	66.87	52.12	61.23
10/1/2010	12/31/2010	67.58	52.04	55.45

1/1/2011	1/26/2011	60.84	53.90	59.36

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Kubota Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	53.83	43.70	43.76
3/31/2007	6/29/2007	48.30	37.80	40.50
6/30/2007	9/28/2007	45.40	35.33	40.86
9/29/2007	12/31/2007	42.39	32.53	33.60

1/1/2008	3/31/2008	37.47	28.35	31.15
4/1/2008	6/30/2008	43.40	31.23	35.79
7/1/2008	9/30/2008	35.80	28.92	31.40
10/1/2008	12/31/2008	36.29	17.74	36.07

1/1/2009	3/31/2009	36.79	22.51	27.78
4/1/2009	6/30/2009	42.96	27.66	40.92
7/1/2009	9/30/2009	46.03	38.20	41.39
10/1/2009	12/31/2009	48.58	38.36	46.12

1/1/2010	3/31/2010	51.08	43.00	45.59
4/1/2010	6/30/2010	47.80	38.01	38.42
7/1/2010	9/30/2010	46.43	37.35	46.07
10/1/2010	12/31/2010	49.25	43.59	47.50

1/1/2011	1/26/2011	52.25	47.05	51.61

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Layne Christensen Company

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	36.72	30.23	36.42
3/31/2007	6/29/2007	45.60	35.89	40.95
6/30/2007	9/28/2007	56.87	38.22	55.48
9/29/2007	12/31/2007	59.19	44.75	49.21

1/1/2008	3/31/2008	51.05	32.08	35.02
4/1/2008	6/30/2008	53.37	35.03	43.79
7/1/2008	9/30/2008	58.26	32.01	35.43
10/1/2008	12/31/2008	35.48	10.36	24.01

1/1/2009	3/31/2009	24.31	14.16	16.07
4/1/2009	6/30/2009	23.77	16.05	20.45
7/1/2009	9/30/2009	35.11	17.55	32.05
10/1/2009	12/31/2009	32.04	24.75	28.71

1/1/2010	3/31/2010	30.70	23.17	26.71
4/1/2010	6/30/2010	28.91	22.97	24.27
7/1/2010	9/30/2010	27.65	23.02	25.89
10/1/2010	12/31/2010	36.91	25.41	34.42

1/1/2011	1/26/2011	35.75	30.43	33.08

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Lindsay Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	36.69	28.55	31.79
3/31/2007	6/29/2007	46.50	29.55	44.29
6/30/2007	9/28/2007	50.65	37.53	43.78
9/29/2007	12/31/2007	77.50	43.21	70.69

1/1/2008	3/31/2008	107.40	52.66	102.47
4/1/2008	6/30/2008	131.14	83.00	84.97
7/1/2008	9/30/2008	96.48	64.56	72.75
10/1/2008	12/31/2008	76.00	29.12	31.79

1/1/2009	3/31/2009	41.41	21.14	27.00
4/1/2009	6/30/2009	41.39	24.81	33.10
7/1/2009	9/30/2009	47.02	31.25	39.38
10/1/2009	12/31/2009	44.14	31.22	39.85

1/1/2010	3/31/2010	47.44	35.43	41.41
4/1/2010	6/30/2010	42.13	31.60	31.69
7/1/2010	9/30/2010	44.71	30.82	43.32
10/1/2010	12/31/2010	72.80	40.61	59.43

1/1/2011	1/26/2011	68.78	59.57	64.79

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

ProLogis

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	72.08	58.00	64.93
3/31/2007	6/29/2007	67.99	55.76	56.90
6/30/2007	9/28/2007	66.86	51.65	66.35
9/29/2007	12/31/2007	73.34	59.37	63.38

1/1/2008	3/31/2008	64.00	51.04	58.86
4/1/2008	6/30/2008	66.51	53.42	54.35
7/1/2008	9/30/2008	54.89	34.61	41.27
10/1/2008	12/31/2008	39.85	2.20	13.89

1/1/2009	3/31/2009	16.68	4.87	6.50
4/1/2009	6/30/2009	9.77	6.10	8.06
7/1/2009	9/30/2009	13.30	6.54	11.92
10/1/2009	12/31/2009	15.04	10.76	13.69

1/1/2010	3/31/2010	14.71	11.32	13.20
4/1/2010	6/30/2010	14.67	9.61	10.13
7/1/2010	9/30/2010	12.22	9.15	11.78
10/1/2010	12/31/2010	14.97	11.66	14.44

1/1/2011	1/26/2011	15.03	14.02	14.70

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Companhia de Saneamento Básico do Estado de São Paulo–SABESP

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	36.48	28.85	33.79
3/31/2007	6/29/2007	46.99	32.62	44.08
6/30/2007	9/28/2007	54.52	37.07	49.40
9/29/2007	12/31/2007	53.95	43.16	47.00

1/1/2008	3/31/2008	49.68	38.09	44.33
4/1/2008	6/30/2008	57.46	43.73	51.16
7/1/2008	9/30/2008	55.10	25.64	28.35
10/1/2008	12/31/2008	29.36	15.23	24.21

1/1/2009	3/31/2009	26.01	17.42	21.35
4/1/2009	6/30/2009	32.64	21.72	29.99
7/1/2009	9/30/2009	39.75	27.00	37.93
10/1/2009	12/31/2009	43.65	35.68	39.12

1/1/2010	3/31/2010	40.36	32.39	36.80
4/1/2010	6/30/2010	43.10	34.29	41.34
7/1/2010	9/30/2010	45.65	37.72	45.51
10/1/2010	12/31/2010	53.32	44.59	52.88

1/1/2011	1/26/2011	54.70	48.01	50.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

Whirlpool Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock ($)	Low Intra-Day Price of the Underlying Stock ($)	Period-End Closing Price of the Underlying Stock ($)
1/1/2007	3/30/2007	96.76	83.23	84.91
3/31/2007	6/29/2007	118.00	84.17	111.20
6/30/2007	9/28/2007	116.79	85.77	89.10
9/29/2007	12/31/2007	94.88	72.17	81.63

1/1/2008	3/31/2008	98.00	67.19	86.78
4/1/2008	6/30/2008	92.59	61.73	61.73
7/1/2008	9/30/2008	91.77	58.22	79.29
10/1/2008	12/31/2008	83.05	30.19	41.35

1/1/2009	3/31/2009	49.08	19.20	29.59
4/1/2009	6/30/2009	49.96	28.45	42.56
7/1/2009	9/30/2009	73.81	41.34	69.96
10/1/2009	12/31/2009	85.01	65.40	80.66

1/1/2010	3/31/2010	91.11	73.31	87.25
4/1/2010	6/30/2010	118.44	86.86	87.82
7/1/2010	9/30/2010	96.90	71.00	80.96
10/1/2010	12/31/2010	91.25	73.00	88.83

1/1/2011	1/26/2011	90.81	84.94	88.76

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 16 Equity Securities, Due February 29, 2012

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about January 31, 2011, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”).  See “Plan of Distribution” in the prospectus supplement dated January 11, 2010.

RBC Capital Markets, LLC